NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Laura Graves
AMD Investor Relations
408-749-5467
laura.graves@amd.com

AMD Reports Second Quarter 2020 Financial Results
- Revenue grows 26 percent year-over-year driven by RyzenTM and EPYCTM processor sales -

SANTA CLARA, Calif. - July 28, 2020 - AMD (NASDAQ:AMD) today announced revenue for the second quarter of 2020 of $1.93 billion, operating income of $173 million, net income of $157 million and diluted earnings per share of $0.13. On a non-GAAP* basis, operating income was $233 million, net income was $216 million and diluted earnings per share was $0.18.
GAAP Quarterly Financial Results

	Q2 2020	Q2 2019	Y/Y	Q1 2020	Q/Q
Revenue ($B)	$1.93	$1.53	Up 26%	$1.79	Up 8%
Gross margin	44%	41%	Up 3pp	46%	Down 2pp
Operating expenses ($M)	$675	$562	Up $113	$641	Up $34
Operating income ($M)	$173	$59	Up $114	$177	Down $4
Net income ($M)	$157	$35	Up $122	$162	Down $5
Earnings per share	$0.13	$0.03	Up $0.10	$0.14	Down $0.01

Non-GAAP* Quarterly Financial Results

	Q2 2020	Q2 2019	Y/Y	Q1 2020	Q/Q
Revenue ($B)	$1.93	$1.53	Up 26%	$1.79	Up 8%
Gross margin	44%	41%	Up 3pp	46%	Down 2pp
Operating expenses ($M)	$617	$512	Up $105	$584	Up $33
Operating income ($M)	$233	$111	Up $122	$236	Down $3
Net income ($M)	$216	$92	Up $124	$222	Down $6
Earnings per share	$0.18	$0.08	Up $0.10	$0.18	Flat

“We delivered strong second quarter results, led by record notebook and server processor sales as Ryzen and EPYC revenue more than doubled from a year ago,” said Dr. Lisa Su, AMD president and CEO. “Despite some macroeconomic uncertainty, we are raising our full-year revenue outlook as we enter our next phase of growth driven by the acceleration of our business in multiple markets.”

Q2 2020 Results
•Revenue was $1.93 billion, up 26 percent year-over-year primarily driven by higher Computing and Graphics segment revenue. Revenue was up 8 percent quarter-over-quarter primarily driven by higher Enterprise, Embedded and Semi-Custom segment revenue.
•Gross margin was 44 percent, up 3 percentage points year-over-year and down 2 percentage points quarter-over-quarter. The year-over-year increase was primarily driven by Ryzen™ and EPYC™ processor sales. The quarter-over-quarter decrease was due to increased semi-custom product sales.
•Operating income was $173 million compared to operating income of $59 million a year ago and $177 million in the prior quarter. Non-GAAP operating income was $233 million compared to operating income of $111 million a year ago and $236 million in the prior quarter. Operating income improved year-over-year primarily driven by revenue growth and a greater percentage of Ryzen and EPYC processor sales.
•Net income was $157 million compared to net income of $35 million a year ago and $162 million in the prior quarter. Non-GAAP net income was $216 million compared to net income of $92 million a year ago and $222 million in the prior quarter.
•Diluted earnings per share was $0.13 compared to diluted earnings per share of $0.03 a year ago and $0.14 in the prior quarter. Non-GAAP diluted earnings per share was $0.18 compared to diluted earnings per share of $0.08 a year ago and $0.18 in the prior quarter.
•Cash and cash equivalents were $1.78 billion at the end of the quarter.

Quarterly Financial Segment Summary
•Computing and Graphics segment revenue was $1.37 billion, up 45 percent year-over-year and down 5 percent quarter-over-quarter. Revenue was higher year-over-year driven by strong Ryzen processor sales. The quarter-over-quarter decline was due to lower graphics processor sales.
◦Client processor average selling price (ASP) was up year-over-year driven by Ryzen processor sales. Client processor ASP was down quarter-over-quarter due to a higher percentage of Ryzen mobile processor sales.
◦GPU ASP was lower year-over-year and quarter-over-quarter due to lower channel sales.
◦Operating income was $200 million compared to $22 million a year ago and $262 million in the prior quarter. The year-over-year increase was driven by higher revenue. The quarter-over-quarter decline was due to higher operating expenses and lower revenue.
•Enterprise, Embedded and Semi-Custom segment revenue was $565 million, down 4 percent year-over-year and up 62 percent quarter-over-quarter. Revenue was lower year-over-year due to lower semi-custom product sales largely offset by higher EPYC processor sales. The quarter-over-quarter increase was driven by higher EPYC processor and semi-custom product sales.

◦Operating income was $33 million compared to $89 million a year ago and an operating loss of $26 million in the prior quarter. The year-over-year decline was due to higher operating expenses and lower revenue. The quarter-over-quarter increase was driven by higher revenue.
•All Other operating loss was $60 million compared to operating losses of $52 million a year ago and $59 million in the prior quarter.

Recent PR Highlights
•Data center adoption of 2nd Gen AMD EPYC processors continued to accelerate with unique cloud, enterprise and high-performance computing (HPC) wins.
◦Google announced new Confidential Virtual Machines for Google Compute Engine powered exclusively by AMD EPYC processors featuring AMD Secure Encrypted Virtualization. These Confidential VMs provide customers with data security and high-performance cloud computing enabled by advanced security features on AMD EPYC processors.
◦Amazon Web Services (AWS) added its sixth AMD EPYC processor-powered cloud instance family, the new Amazon EC2 C5a instances for customers running compute intensive workloads.
◦Oracle and AMD announced that AMD EPYC processors are bringing class-leading memory bandwidth and core count to the new Oracle Cloud Infrastructure Compute E3 platform for general purpose and high bandwidth workloads.
◦Dell Technologies, HPE, IBM Cloud, Nutanix, Supermicro, VMware and others announced offerings powered by the new AMD EPYC 7Fx2 processor family that bring high-frequency processing power and per-core performance leadership to enterprise workloads.
◦Dell Technologies announced its first hyperconverged infrastructure system, the VxRail E Series, based on AMD EPYC processors.
◦The new Nvidia DGX A100 system harnesses the performance, core count and PCIe® 4 support of AMD EPYC processors to accelerate diverse AI workloads such as data analytics, training and inference.
•Commercial momentum for AMD client processors is growing driven by Ryzen PRO performance, security features and seamless management for the most demanding business environments.
◦Lenovo and AMD announced the Lenovo ThinkStation P620 powered by AMD Ryzen Threadripper™ PRO processors, including a 64-core professional workstation CPU. The new AMD Ryzen Threadripper PRO processor family features leadership performance, unrivalled bandwidth and AMD PRO technologies which include enterprise-grade security and manageability features.
◦AMD announced the AMD Ryzen PRO 4000 Series mobile processors, bringing ultimate performance, work anywhere flexibility, security features and seamless manageability for modern IT infrastructures. Enterprise notebooks powered by the AMD Ryzen PRO 4000 Series are available now from HP and Lenovo.

•AMD expanded its desktop processor portfolio with the 3rd Gen AMD Ryzen 3000XT series desktop processors, featuring higher boost frequencies that deliver elite performance in gaming and content creation compared to prior generation.
•Apple announced the latest 16-inch MacBook Pro featuring the AMD Radeon™ Pro 5600M mobile GPU, bringing desktop-class graphics performance to users on the go.
•AMD announced the AMD Radeon™ Pro VII workstation graphics card with AMD Infinity Fabric™ Link technology, delivering exceptional graphics and computing performance for broadcast and engineering professionals.
•AMD announced it is contributing cloud-based supercomputing systems powered by AMD EPYC processors and AMD Radeon Instinct accelerators as part of the AMD HPC Fund for COVID-19 research. The systems will be delivered to New York University (NYU), Massachusetts Institute of Technology (MIT) and Rice University in partnership with Penguin Computing to provide remote supercomputing capabilities for selected researchers around the world.

Current Outlook
AMD’s outlook statements are based on current expectations and contemplate the current COVID-19 environment, global economic backdrop and customer demand signals. The following statements are forward-looking, and actual results could differ materially depending on market conditions, COVID-19 factors and the factors set forth under “Cautionary Statement” below.
For the third quarter of 2020, AMD expects revenue to be approximately $2.55 billion, plus or minus $100 million, an increase of approximately 42 percent year-over-year and 32 percent sequentially. The year-over-year and sequential increases are expected to be primarily driven by Ryzen and EPYC processor sales and next generation semi-custom products. AMD expects non-GAAP gross margin to be approximately 44 percent in the third quarter of 2020. Gross margin is expected to increase year-over-year primarily driven by Ryzen and EPYC processor sales.
AMD now expects 2020 revenue to grow by approximately 32 percent compared to 2019 driven by strength in PC, gaming and data center products. Non-GAAP gross margin is expected to be approximately 45 percent.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter 2020 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)	Three Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019
GAAP gross margin	$848	$818	$621
GAAP gross margin %	44%	46%	41%
Stock-based compensation	2	2	2
Non-GAAP gross margin	$850	$820	$623
Non-GAAP gross margin %	44%	46%	41%

GAAP operating expenses	$675	$641	$562
GAAP operating expenses/revenue %	35%	36%	37%
Stock-based compensation	58	57	43
Loss contingency on legal matter	—	—	7
Non-GAAP operating expenses	$617	$584	$512
Non-GAAP operating expenses/revenue%	32%	33%	33%

GAAP operating income	$173	$177	$59
GAAP operating margin %	9%	10%	4%
Stock-based compensation	60	59	45
Loss contingency on legal matter	—	—	7
Non-GAAP operating income	$233	$236	$111
Non-GAAP operating margin %	12%	13%	7%

	Three Months Ended
	June 27, 2020		March 28, 2020		June 29, 2019
GAAP net income / earnings per share	$157	$0.13	$162	$0.14	$35	$0.03
Non-cash interest expense related to convertible debt	2	—	2	—	6	—
Stock-based compensation	60	0.05	59	0.04	45	0.04
Equity income in investee	(1)	—	—	—	—	—
Loss contingency on legal matter	—	—	—	—	7	0.01
Income tax provision	(2)	—	(1)	—	(1)	—
Non-GAAP net income / earnings per share	$216	$0.18	$222	$0.18	$92	$0.08

Shares used and net income adjustment in earnings per share calculation (1)
Shares used in per share calculation (GAAP)	1,227		1,224		1,109
Interest expense add-back to GAAP net income	$3		$4		$—
Shares used in per share calculation (Non-GAAP)	1,227		1,224		1,210
Interest expense add-back to Non-GAAP net income	$1		$2		$5

(1)	For the three months ended June 27, 2020 and March 28, 2020, GAAP diluted EPS calculations include 31 million shares related to the Company's 2026 Convertible Notes and the associated $3 million and $4 million interest expense, respectively, add-back to net income under the "if converted" method.

For the three months ended June 29, 2019, the 100.6 million shares related to the Company's 2026 Convertible Notes were not included in the GAAP diluted EPS calculations as their inclusion would have been anti-dilutive.

For the three months ended June 27, 2020, March 28, 2020 and June 29, 2019, Non-GAAP diluted EPS calculations include 31 million, 31 million and 100.6 million shares, respectively, related to the Company's 2026 Convertible Notes and the associated $1 million, $2 million and $5 million interest expense, respectively, add-back to net income under the "if converted" method.

About AMD
For 50 years, AMD has driven innovation in high-performance computing, graphics and visualization technologies - the building blocks for gaming, immersive platforms and the data center. Hundreds of millions of consumers, leading Fortune 500 businesses and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement
This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s expectations regarding its next phase of growth; the features, functionality, performance, availability, timing and expected benefits of AMD products; and AMD’s expected third quarter of 2020 outlook including, revenue and non-GAAP gross margin and the expected drivers and AMD’s expected fiscal 2020 financial outlook, including revenue and non-GAAP gross margin and expected drivers, based on current expectations and contemplated current COVID-19 environment, global economic backdrop and customer demand signals, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with features and performance levels that provide value to its customers; AMD's ability to generate sufficient revenue and operating cash flow or obtain external financing for research and development or other strategic investments; the loss of a significant customer; AMD's ability to generate revenue from its semi-custom SoC products; global economic uncertainty; the impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; political, legal, economic risks and natural disasters; the impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; potential security vulnerabilities; potential IT outages, data loss, data breaches and cyber-attacks; uncertainties involving the ordering and shipment of AMD’s products; quarterly and seasonal sales patterns; the restrictions imposed by agreements governing AMD’s notes and the secured credit facility; the competitive markets in which AMD’s products are sold; the potential dilutive effect if the 2.125% Convertible Senior Notes due 2026 are converted; market conditions of the industries in which AMD products are sold; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft Corporation and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD's indebtedness; AMD's ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD's ability to repurchase its outstanding debt in the event of a change of control; the cyclical nature of the semiconductor industry; the impact of acquisitions, joint ventures and/or investments on AMD's business; the impact of modification or interruption of AMD’s internal business processes and information systems; the availability of essential equipment, materials or manufacturing processes; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; the efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s stock price volatility; worldwide political conditions; unfavorable currency exchange rate fluctuations; AMD’s ability to effectively control the sales of its products on the gray market; AMD's ability to adequately protect its technology or other intellectual property; current and future claims and litigation; potential tax liabilities; and the impact of environmental laws, conflict minerals-related provisions and other laws or regulations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020.

*
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, AMD uses a projected non-GAAP tax rate, which excludes the direct tax impacts of pre-tax non-GAAP adjustments, of approximately 3%, reflecting currently available information. AMD has also provided adjusted EBITDA and free cash flow as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to the data tables at the end of this earnings press release.

AMD, the AMD Arrow logo, EPYC, Radeon, Ryzen, Athlon and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their owner.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net revenue	$1,932	$1,786	$1,531	$3,718	$2,803
Cost of sales	1,084	968	910	2,052	1,661
Gross margin	848	818	621	1,666	1,142
Gross margin %	44%	46%	41%	45%	41%
Research and development	460	442	373	902	746
Marketing, general and administrative	215	199	189	414	359
Licensing gain	—	—	—	—	(60)
Operating income	173	177	59	350	97
Interest expense	(14)	(13)	(25)	(27)	(52)
Other income (expense), net	1	4	3	5	(4)
Income before income taxes and equity income (loss)	160	168	37	328	41
Income tax provision (benefit)	4	6	2	10	(11)
Equity income (loss) in investee	1	—	—	1	(1)
Net Income	$157	$162	$35	$319	$51
Earnings per share
Basic	$0.13	$0.14	$0.03	$0.27	$0.05
Diluted	$0.13	$0.14	$0.03	$0.27	$0.05
Shares used in per share calculation
Basic	1,174	1,170	1,084	1,172	1,064
Diluted	1,227	1,224	1,109	1,225	1,102

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	June 27, 2020	December 28, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,775	$1,466
Marketable securities	—	37
Accounts receivable, net	1,789	1,859
Inventories	1,324	982
Receivables from related parties	10	20
Prepaid expenses and other current assets	211	233
Total current assets	5,109	4,597
Property and equipment, net	585	500
Operating lease right-of use assets	215	205
Goodwill	289	289
Investment: equity method	59	58
Other non-current assets	326	379
Total Assets	$6,583	$6,028

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$200	$—
Accounts payable	802	988
Payables to related parties	192	213
Accrued liabilities	1,172	1,084
Other current liabilities	68	74
Total current liabilities	2,434	2,359
Long-term debt, net	490	486
Long-term operating lease liabilities	204	199
Other long-term liabilities	150	157

Stockholders' equity:
Capital stock:
Common stock, par value	12	12
Additional paid-in capital	10,127	9,963
Treasury stock, at cost	(54)	(53)
Accumulated deficit	(6,776)	(7,095)
Accumulated other comprehensive loss	(4)	—
Total stockholders' equity	3,305	2,827
Total Liabilities and Stockholders' Equity	$6,583	$6,028

ADVANCED MICRO DEVICES, INC.
SELECTED CASH FLOW INFORMATION
(Millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net cash provided by (used in)
Operating activities	$243	$30	$178	$(183)
Investing activities	$(36)	$(7)	$(109)	$(180)
Financing activities	$238	$(38)	$240	$248

SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Segment and Category Information
Computing and Graphics (1)
Net revenue	$1,367	$1,438	$940	$2,805	$1,771
Operating income	$200	$262	$22	$462	$38
Enterprise, Embedded and Semi-Custom (2)
Net revenue	$565	$348	$591	$913	$1,032
Operating income (loss)	$33	$(26)	$89	$7	$157
All Other (3)
Net revenue	$—	$—	$—	$—	$—
Operating loss	$(60)	$(59)	$(52)	$(119)	$(98)
Total
Net revenue	$1,932	$1,786	$1,531	$3,718	$2,803
Operating income	$173	$177	$59	$350	$97

Other Data
Capital expenditures	$91	$55	$58	$146	$120
Adjusted EBITDA (4)	$305	$304	$163	$609	$293
Cash, cash equivalents and marketable securities	$1,775	$1,385	$1,128	$1,775	$1,128
Free cash flow (5)	$152	$(120)	$(28)	$32	$(303)
Total assets	$6,583	$5,864	$5,102	$6,583	$5,102
Total debt	$690	$488	$1,031	$690	$1,031

(1)	The Computing and Graphics segment primarily includes desktop and notebook processors and chipsets, discrete and integrated graphics processing units (GPUs), data center and professional GPUs, and development services. The Company also licenses portions of its intellectual property portfolio.

(2)	The Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, semi-custom System-on-Chip (SoC) products, development services and technology for game consoles. The Company also licenses portions of its intellectual property portfolio.

(3)	All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category is stock-based compensation expense.

(4)	Reconciliation of GAAP Net Income to Adjusted EBITDA*

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP net income	$157	$162	$35	$319	$51
Interest expense	14	13	25	27	52
Other (income) expense, net	(1)	(4)	(3)	(5)	4
Income tax provision (benefit)	4	6	2	10	(11)
Equity (income) loss in investee	(1)	—	—	(1)	1
Stock-based compensation	60	59	45	119	86
Depreciation and amortization	72	68	52	140	98
Loss contingency on legal matter	—	—	7	—	12
Adjusted EBITDA	$305	$304	$163	$609	$293

(5)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow**

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP net cash provided by (used in) operating activities	$243	$(65)	$30	$178	$(183)
Purchases of property and equipment	(91)	(55)	(58)	(146)	(120)
Free cash flow	$152	$(120)	$(28)	$32	$(303)

*	The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other income (expense), net, income tax provision (benefit), equity (income) loss on investee, stock-based compensation, and depreciation and amortization expense. The Company also included a loss contingency on legal matter in the three and six months ended June 29, 2019. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

**	The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.

The Company has provided reconciliations within the earnings press release of these Non-GAAP financial measures to the most directly comparable GAAP financial measures.